UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 9, 2012

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Retirement

On August 9, 2012, Quest Diagnostics Incorporated (the “Company”) filed a Certificate of Retirement of 1996 Voting Cumulative Preferred Stock (the "Cumulative Preferred Stock") to eliminate all references in the Company's Restated Certificate of Incorporation to the Cumulative Preferred Stock. On November 25, 1996, the Company authorized 1,000 shares of Cumulative Preferred Stock, par value $1.00 per share and all 1,000 shares of the Cumulative Preferred Stock were issued. As of December 31, 2001, all 1,000 outstanding shares of the Cumulative Preferred Stock were purchased or otherwise acquired by the Corporation. The terms of the Cumulative Preferred Stock prohibit their reissuance as such by providing that any shares of the Cumulative Preferred Stock that have been purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled and shall become authorized but unissued shares of Preferred Stock, par value $1.00 per share, of the Corporation, undesignated as to series.

This summary is qualified by the Certificate of Retirement filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated By-Laws

Effective August 9, 2012, the Company amended its Amended and Restated By-laws (the “By-laws”). The amendments clarify the duties and authority of the Chairman of the Board, enable the Company to issue uncertificated shares of common stock and clarify that notices, waivers, consents, etc., can be sent by means of electronic transmission (including email).

This summary is qualified by the By-Laws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

Since the spin-off of the Company from Corning Incorporated in January 1997, the Company has maintained a classified board of directors. At the Company’s 2012 annual meeting of shareholders, the Company’s shareholders had the opportunity to vote on a shareholder proposal that suggested eliminating the classification of the Company’s Board of Directors (the “Board”). The Board was interested in the views of the shareholders regarding the proposal, so it recommended that shareholders vote on the proposal, but did not provide a recommendation as to whether shareholders should vote for or against the proposal. A substantial majority of the Company’s shareholders voted in favor of the proposal.

The merits of a classified board have been extensively discussed. The Board is familiar with the discussions regarding classified boards, and understands both sides of the argument. The Board believes that our Company’s shareholders have benefited from having a classified board. However, in light of the voting results on the shareholder proposal at the Company’s 2012 annual meeting of shareholders, the Board carefully reconsidered the advantages and disadvantages of maintaining a classified board, giving due consideration to the various arguments for and against a classified board. After this review, and after considering the recommendation of the Board’s Governance Committee, on August 9, 2012, the Board determined that it is advisable to declassify the Board, and to recommend to the Company’s shareholders at the Company’s 2013 annual meeting of shareholders to approve an amendment to Paragraph 5 of the Company’s Restated Certificate of Incorporation to declassify the Board.

Item 9.01 Financial Statements and Exhibits

d.	Exhibit	Description
	3.1	Certificate of Retirement of 1996 Voting Cumulative Preferred Stock

	3.2	Amended and Restated By-Laws of Quest Diagnostics Incorporated, as amended effective August 9, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 9, 2012

QUEST DIAGNOSTICS INCORPORATED

By:     /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and Secretary